                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   HEI, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  HEI, Inc.
                                 P.O. Box 500
                            1495 Steiger Lake Lane
                          Victoria, Minnesota  55386


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                               JANUARY 20, 1999

Dear HEI Shareholder:

     The Annual Meeting of Shareholders of HEI, Inc., a Minnesota corporation, will be held on Wednesday, January 20, 1999, at 3:00 p.m., Central Standard Time, at The Planets, 50th Floor, IDS Center, 80 South Eighth Street, Minneapolis, Minnesota for the following purposes:

     (1)  To elect the Board of Directors for the ensuing year;

     (2)  To approve the 1998 Stock Option Plan;

     (3)  To approve the 1998 Stock Option Plan for Nonemployee Directors; and

     (4) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on November 23, 1998 will be entitled to notice of and to vote at the meeting. A copy of the HEI Annual Report for fiscal 1998 is included in this mailing, first made available on approximately December 4, 1998.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Jerald H. Mortenson
                                  ----------------------------------------
                                  Jerald H. Mortenson
                                  Corporate Secretary

December 4, 1998

     SHAREHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

                                  HEI, INC.
                                P.O. Box 5000
                            1495 Steiger Lake Lane
                          Victoria, Minnesota  55386

                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 20, 1999

                          ---------------------------

                    SOLICITATION AND REVOCATION OF PROXIES

     This Proxy is furnished to the Shareholders of HEI, Inc. (the "Company" or "HEI") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of the Shareholders to be held on January 20, 1999. The enclosed Proxy is solicited by the Board of Directors of the Company.

     The person giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of the Proxy will be honored if received at the offices of the Company, addressed to Jerald H. Mortenson, on or before January 19, 1999. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be seated at the door of the meeting room. Revocation may also be effected by delivery of an executed, later dated Proxy. Unless revoked, all properly executed Proxies received in time will be voted.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders on the Proxy. Proxies which are signed but which lack any such specification will, subject to the following, be voted FOR the slate of directors proposed by the Board of Directors and listed herein and FOR Item 2. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     HEI will pay for costs of soliciting Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers or other employees of HEI who will receive no special compensation for their services. HEI may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy materials to, and obtaining Proxies from, beneficial owners.

     The Annual Report of HEI, including financial statements, for the year ended August 31, 1998, is being mailed to each shareholder with this Proxy Statement. Copies of this Proxy Statement and Proxies will first be mailed to shareholders on or about December 4, 1998.

                      SHARES AND PRINCIPAL SHAREHOLDERS

     Only shareholders of record at the close of business on November 23, 1998, are entitled to notice of and to vote at the meeting or at any adjournment thereof. As of that date, there were 4,095,195 outstanding shares of Common Stock of HEI, the only class of securities entitled to vote at the meeting.

     Each shareholder of record is entitled to one vote for each share registered in his or her name. Cumulative voting is not permitted.

     The following table shows as of November 23, 1998, information regarding the share ownership of each person or group known to HEI to own beneficially more than five percent of the outstanding Common Stock of HEI, each director or nominee to become a director of the Company, each Named Executive Officer (as defined below), Donald R. Reynolds, the Company's recently hired President, and all directors and executive officers as a group. Except as otherwise indicated, the persons listed in the table have sole voting and investment powers with respect to the shares owned.

                                     SHARES BENEFICIALLY OWNED (1)

NAME                             NUMBER  OF SHARES         PERCENTAGE
----                             -----------------         ----------
Anthony J. Fant                       1,205,848 (2)              29.4

Eugene W. Courtney                       85,547 (3)               2.1

Steve E. Tondera, Jr.                     1,100 (4)                 *

Edwin W. Finch, III                           0                     0

David W. Ortlieb                              0                     0

Mack V. Traynor, III                          0                     0

Jerald H. Mortenson                      69,179                   1.7

Dale A. Nordquist                        14,564                     *

Donald R. Reynolds                        4,000                     *

All Directors and executive
officers as a group (9 persons)       1,380,238                  33.7


*Less than 1%

(1) Represents outstanding shares beneficially owned both directly and indirectly as of November 23, 1998. There were no options to acquire shares either currently exercisable or becoming exercisable within 60 days after November 23, 1998. Percentage of class is shown to the nearest tenth of a percent.

(2) Includes 10,000 shares owned by Fant Industries Inc., of which Mr. Fant is the sole shareholder.

(3)  Includes 46,974 shares held jointly with Mr. Courtney's spouse.

(4)  Includes 1,100 shares owned directly by Mr. Tondera's spouse.


CHANGE OF CONTROL

     During the fiscal year ended August 31, 1998, there was a change of control of the Company's Board of Directors. On August 4, 1998, the shareholders of the Company, at a special meeting of shareholders, voted to remove the three outside directors and to elect the four directors nominated by Mr. Fant - Messrs. Fant, Finch, Ortlieb, and Tondera. Additionally, on August 28, 1998, Mr. Fant accepted for payment 470,948 shares of the Company's Common Stock pursuant to a Fant Industries Inc. tender offer at a price of $9.00 per share. The total amount of funds used by Mr. Fant to purchase these shares, including expenses, was approximately $4,465,000. To complete the tender offer, Mr. Fant used personal funds, as well as borrowings against his margin account in the ordinary course of business. Such borrowings were from National Bank of Commerce ("NBC") in the amount of $4,238,532 at an interest rate of 7.232% and secured by various equity securities held by Mr. Fant in his brokerage margin account with NBC. Following the completion of the tender offer, Mr. Fant was the beneficial owner of 1,205,848 shares, or 29.4%, of the Company's Common Stock. On August 14, 1998, the Board approved a resolution to expand the Board to six members, and the members of Board then elected Mr. Traynor to the Board.


                                  ITEM NO. 1

                            ELECTION OF DIRECTORS

     Six directors are standing for reelection.

     Each of the six nominees has consented to being named in this Proxy Statement and to serve if elected. If elected, these persons will serve as directors until the next Annual Meeting of Shareholders and until their successors have been elected and qualified.

     The Board of Directors recommends a vote FOR election of the six nominees. It is the intention of the persons named in the accompanying Proxy, unless authority is specifically withheld, to vote for the nominees listed below. Should any nominee become unable to serve, the persons voting the enclosed Proxy may, in their discretion, vote for a substitute nominee.

     Following is certain information about the nominees, all of whom are currently directors.


NAME, POSITION WITH THE COMPANY                AGE         DIRECTOR SINCE
-------------------------------                ---         --------------
EUGENE W. COURTNEY                              62               1989
Consultant to the Company

ANTHONY J. FANT                                 38               1998
Chairman of the Board and Chief
Executive Officer of the Company

EDWIN W. FINCH, III                             53               1998


                                      3


DAVID W. ORTLIEB                                68               1998

STEVE E. TONDERA, JR.                           35               1998

MACK V. TRAYNOR, III                            40               1998


     Mr. Courtney served as Chief Executive Officer of the Company from 1990 to November 1998 and served as President from 1990 to April 1998. Mr. Courtney is currently acting as consultant and adviser to the Company and serves as a director of Datakey, Inc.

     Mr. Fant has been Chief Executive Officer of the Company since November 1998. Mr. Fant has been a director, President and Chief Executive Officer of Fant Broadcasting Company (including, for these purposes, various affiliated companies engaged primarily in television and radio broadcasting) since 1986.

     Mr. Finch has been a director and President of FHL Capital Corporation, an investment banking and business valuation firm specializing in mergers and acquisitions, since 1984. Mr. Finch also served as President of Pinson Valley Millworks, Inc., a distributor of millworks products, from 1988 to 1996.

     Mr. Ortlieb has been an independent management consultant since 1994. Mr. Ortlieb also served as a director, President and Chief Executive Officer of Immunomedics, Inc., a biopharmaceutical company, from 1992 to1994. Mr. Ortlieb has served as a director and executive officer of Texas Biotechnology Corporation, American Optical Corporation, Erbamont, N.V., Abbott Laboratories and Tyco International. He has also served as an executive officer of American Home Products Company.

     Mr. Tondera has been Senior Vice President and Chief Financial Officer of Fant Broadcasting Company (including, for these purposes, various affiliated companies engaged primarily in television and radio broadcasting) since 1994 and a director since 1995.

     Mr. Traynor has been President and Chief Executive Officer of NeoNetworks, a private development stage company designing high speed data communications equipment, since October 1998, and President of Manitou Investments, a private investment and business management firm, since 1998. Mr. Traynor has been a director of Eltrax Systems, Inc., a networking products and services company, since 1995, serving as Chief Financial Officer from 1995 to 1996 and President, Chief Executive Officer and Chief Operating Officer from 1995 to 1997. He has also been a director of Telident, Inc., a telecommunications products and services company, since 1998. Mr. Traynor served as President and Chief Operating Officer of Military Communications Center, Inc., a company which provided telecommunications services to U.S. Military personnel, from 1988 to 1995. He also served as President of U.S. West Enterprises, a division of U.S. West, Inc.

MEETINGS OF THE BOARD AND CERTAIN COMMITTEES

     During the fiscal year ended August 31, 1998, the Board held a total of 20 meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board plus the total number of meetings of all committees of the Board on which he served.

     The Audit Committee, which consists of Messrs. Finch, Ortlieb, Tondera (Chairman) and Traynor, reviews the annual audit plan and results with the Company's independent accountants and also reviews the Company's financial statements and its accounting and reporting practices. The Audit Committee held two meetings during fiscal 1998 to review the Company's fiscal 1997 financial statements and the related audit and to consider the selection of independent accountants for fiscal 1998.

     The Nominating Committee, consisting of all directors, met once during fiscal 1998 to recommend nominees for the Board of Directors. The Committee will consider persons whom the Company's shareholders recommend that the Nominating Committee nominate as candidates for election as directors. Any shareholder wishing to make such a recommendation should submit it along with complete biographical data to the Company's Corporate Secretary at least 50 days in advance of the Company's annual meeting in accordance with the Company's Bylaws.

     The Compensation Committee, which consists of Messrs. Fant, Finch, Ortlieb (Chairman), and Traynor met informally several times during the 1998 fiscal year to discuss executive compensation.

DIRECTORS' FEES

     The nonemployee directors receive $1,000 per quarter plus $1,000 for each regular board meeting, $300 for each committee meeting and $400 for each special board meeting attended. Each committee chairperson receives an annual fee of $300. For services during the fiscal year ended August 31, 1998, $55,000 in directors' fees was paid or accrued, in the aggregate, to the nonemployee directors, including the three directors removed from office during the fiscal year.

DIRECTORS' STOCK OPTIONS

     Under the Company's Stock Option Plan for Nonemployee Directors (the "1991 Plan"), an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value (as defined) on the date of grant has been granted each year to all nonemployee directors then in office on the business day next following the annual shareholders' meeting or April 1, whichever is earlier. Awards under the 1991 Plan may be made to any director who is not a regular employee of the Company or any subsidiary or affiliate. The options become exercisable on the earlier of one year following the date of grant or the next annual shareholders meeting, so long as the director is still serving on such date, and terminate ten years following the date of grant. Upon the death or disability of an optionee prior to the end of one year following grant, the option will become immediately fully exercisable. Effective January 22, 1998, each of the Company's nonemployee directors was granted an option to purchase 10,000 shares at an exercise price of $4.925 per share. These options become exercisable on January 20, 1999, and are exercisable until January 20, 2009.

     During fiscal year 1998, none of the nonemployee directors exercised options.

     During fiscal 1998, each of the three directors removed from office during the fiscal year and one former director who retired from the Board during fiscal 1998, received aggregate cash payments totaling $490,375 upon the change in control described above pursuant to the provisions of the 1991 Plan. Under the 1991 Plan, upon a change of control (as defined in the Plan), all options granted under the Plan become fully exercisable and vested, and at the option of the holder of the options, the value of outstanding options will be cashed out on the basis of the difference between the change of control price and the exercise price of each option. The change of control price was the $9.00 per share price of the Fant Industries Inc. tender offer. Upon such payment, all 180,000 options held by the nonemployee directors were cancelled.

     Outside Directors are also entitled to participate in the Company's 1998 Stock Option Plan for Nonemployee Directors (the "1998 Director Plan"). The 1998 Director Plan was adopted by the Company effective as of November 18, 1998, subject to the approval of its adoption by the stockholders of the Company, and will replace the 1991 Plan.

     The 1998 Director Plan is administered by the full Board. The Board has the power to interpret the 1998 Director Plan, to determine all questions thereunder and to adopt and amend rules and regulations for the administration of the 1998 Director Plan, except that the Board has no authority, discretion or power to determine the number or timing of options to be granted under the 1998 Director Plan.

     Subject to adjustment as described below, the number of shares of Common Stock issued or transferred, plus the number of shares covered by outstanding options, under the 1998 Director Plan may not exceed 425,000 (including any shares remaining under the 1991 Plan). Shares of Common Stock covered by an option which is cancelled or terminated will again be available to be issued or to be the subject of a stock option granted under the 1998 Director Plan. The Board will make or provide for adjustments to the maximum number of shares issuable pursuant to the 1998 Director Plan, the number and kind of shares of Common Stock or other securities that are covered by outstanding options or will be covered by the future options, and the exercise price applicable to outstanding options as the Board determines to be equitably required to prevent dilution or expansion of the rights of optionees which would otherwise result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event (any such transaction or event, an "Antidilution Event") which the Board determines has or may have an effect similar to any of the foregoing.

     Effective as of November 18, 1998, (i) each individual who was then an Outside Director was granted options to purchase 55,000 shares of Common Stock, subject to the approval of the adoption of the 1998 Director Plan by the stockholders of the Company. Thereafter, commencing with the annual meeting of the Company's stockholders in January 2000, each individual who is an Outside Director upon the adjournment of an annual meeting of the Company's stockholders will be granted options to purchase 10,000 shares of Common Stock, effective as of the date of such annual meeting. All of the options granted under the 1998 Director Plan will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. For purposes of the 1998 Director Plan and the Company's 1998 Option Plan, "fair market value" is the closing sale price of the shares of Common Stock as reported on the NASDAQ National Market system on the date an option is granted or, if there were no sales on such date, on the most recent preceding date on which sales occurred. Options granted under the 1998 Director Plan will become exercisable in full upon the earliest to occur of
(i) the ninth anniversary of the date of grant, (ii) the first date after the date of grant on which the fair market value of the Common Stock (as adjusted to reflect any Antidilution Event) equals or exceeds $25.00 per share, (iii) the date of the Outside Director's death or disability (as defined in the 1998 Director Plan), and (iv) the effective date of a change in control of the Company (as defined in the 1998 Director Plan), provided, in each case, that the Outside Director remains in continuous service with the Company until such date.

     The exercise price of stock options granted under the 1998 Director Plan may be paid in cash, nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee or a combination thereof. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Shares of Common Stock issued pursuant to the 1998 Director Plan may be authorized but unissued shares or treasury stock. Fractional shares will not be issued in connection with the exercise of a stock option, and cash in lieu thereof will be paid by the Company. No option granted under the 1998 Director Plan may be exercised more than 10 years from the date of grant. Options are not be transferable other than (i) by will or the laws of descent or distribution, (ii) to one or more members of the Outside Director's immediate family, or (iii) to a trust established for the benefit of the Outside Director and/or one or more members of his or her immediate family. In addition, options may not be exercised during an Outside Director's lifetime except by (i) the Outside Director, (ii) a permitted transferee of the Outside Director, or (iii) in the event of the legal incapacity of the Outside Director or any such transferee, by the guardian or legal representative of the Outside Director or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision.

     The Board may at any time amend or terminate the 1998 Director Plan. Notwithstanding the foregoing, (i) except for the adjustments described above, without the approval of the stockholders of the Company, no such amendment may increase the maximum number of shares covered by the 1998 Director Plan or cause the 1998 Director Plan or any grant made pursuant thereto to cease to satisfy any applicable condition of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) no amendment or termination will adversely affect any outstanding award without the consent of the director holding such award.

     Options under the 1998 Director Plan will be granted automatically. The number of options to be granted will depend on the number of Outside Directors elected to the Board and the timing of any such election. No options may be granted under the 1998 Director Plan after the tenth anniversary of its effective date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1998 and written representations from certain reporting persons, the Company believes that all filing requirements have been complied with, except that the Form 3 for each of Messrs. Finch, Ortlieb, Tondera and Traynor was filed after the prescribed time.

                                 ITEM NO. 2:

                      APPROVAL OF 1998 STOCK OPTION PLAN

     The affirmative vote of a majority of the shares of Common Stock present and voting on such matter is necessary for the approval of the 1998 Stock Option Plan.

     1998 Option Plan. The Company's 1998 Stock Option Plan (the "1998 Option Plan") is designed to attract and retain qualified officers, directors and other key employees of, and consultants to, the Company. The 1998 Option Plan authorizes the grant of options to purchase shares of Common Stock ("Option Rights"), stock appreciation rights ("Appreciation Rights"), restricted shares ("Restricted Shares") and deferred shares ("Deferred Shares"). The Compensation Committee administers the 1998 Option Plan and determines to whom Option Rights, Appreciation Rights, Restricted Shares and Deferred Shares are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof. The 1998 Option Plan was adopted by the Company effective as of November 18, 1998, subject to the approval of its adoption by the stockholders of the Company.

     Subject to adjustment as provided in the 1998 Option Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan may not in the aggregate exceed 400,000 shares, which may be shares of original issuance or treasury shares or a combination thereof. Officers, including officers who are members of the Board, and other key employees of, and consultants to, the Company and its subsidiaries may be selected by the Compensation Committee to receive benefits under the 1998 Option Plan.

     The Compensation Committee may grant Option Rights that entitle the optionee to purchase shares of Common Stock at a price not less than fair market value on the date of grant, and the exercisability of Option Rights may be conditioned on the achievement of specified performance objectives ("Management Objectives"). Subject to adjustment as provided in the 1998 Option Plan, no participant may be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. The Compensation Committee may provide that the option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee, (iii) with any other legal consideration the Compensation Committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Any grant may provide for automatic grant of reload option rights upon the exercise of Option Rights, including reload option rights, for shares of Common Stock or any other noncash consideration authorized under the 1998 Option Plan, except that the term of any reload option right will not extend beyond the term of the Option Right originally exercised. Option Rights granted under the 1998 Option Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, or Option Rights that are not intended to so qualify. Any grant may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price. No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with, or continuous engagemet of consulting services by, the Company or any subsidiary that is necessary and/or the individual or aggregate Management Objectives that must be satisfied before the Option Rights will become exercisable.
Each grant also may provide for the earlier exercise of the Option Rights in the event of a change of control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

     Appreciation Rights granted under the 1998 Option Plan may be either free-standing Appreciation Rights or Appreciation Rights that are granted in tandem with Option Rights. An Appreciation Right represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100%, between the base price per share of Common Stock in the case of a free-standing Appreciation Right, or the option price of the related Option Right in the case of a tandem Appreciation Right, and the fair market value of the Common Stock on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must specify a base price, which may be equal to or greater or less than the fair market value of a share of Common Stock on the date of grant, must specify the period of continuous employment, or continuous engagement of consulting services, that is necessary and/or the individual or aggregate Management Objectives that must be satisfied before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other similar transaction or event) and may not be exercised more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof and may either (i) grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives or
(ii) preclude the right of the participant to receive, and the Company to issue, Common Stock or other equity securities in lieu of cash. In addition, any grant may specify that the Appreciation Right may be exercised only in the event of a change in control of the Company. Subject to adjustment as provided in the 1998 Option Plan, no participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. The Compensation Committee may condition the award of Appreciation Rights on the achievement of one or more Management Objectives and may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

     An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares on the date of grant, as the Compensation Committee may determine. The Compensation Committee may condition the award on the achievement of specified Management Objectives. Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or other salaried employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

     An award of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the Deferral Period (as defined in the 1998 Option
Plan) as the Compensation Committee may specify. During the Deferral Period, the participant has no right to transfer any rights covered by the award and no right to vote the shares covered by the award. On or after the date of any grant of Deferred Shares, the Compensation Committee may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional shares of Common Stock. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares on the date of grant. Deferred Shares must be subject to a Deferral Period, as determined by the Compensation Committee on the date of grant, except that the Compensation Committee may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event. The Compensation Committee may condition the award of Deferred Shares on the achievement of one or more Management Objectives.

     No Option Right or Appreciation Right is transferable by a participant except (i) by will or the laws of descent and distribution, (ii) to one or more members of the participant's immediate family, or (iii) to a trust established for the benefit of the participant and/or one or more members of the participant's immediate family. In addition, Option Rights and Appreciation Rights may not be exercised during a participant's lifetime except by (i) the participant, (ii) a permitted transferee of the Participant, or (iii) in the event of the legal incapacity of the participant or any such transferee, by the guardian or legal representative of the participant or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision. The Compensation Committee may specify at the date of grant that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or are to be no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the 1998 Option Plan with respect to Restricted Shares, are subject to further restrictions on transfer.

     The maximum number of shares that may be issued or transferred under the 1998 Option Plan, the number of shares covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto, and the number of shares covered by outstanding grants of Deferred Shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Compensation Committee may in its discretion provide in substitution for any or all outstanding awards under the 1998 Option Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan and the number of shares permitted to be covered by Option Rights and Appreciation Rights, granted to any one participant during any calendar year.

     The Compensation Committee must consist of not less than two nonemployee directors who are "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. In connection with its administration of the 1998 Option Plan, the Compensation Committee is authorized to interpret the 1998 Option Plan and related agreements and other documents. The Compensation Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 1998 Option Plan and may condition the grant of awards on the surrender or deferral by the participant of the participant's right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant. The 1998 Option Plan may be amended from time to time by the Compensation Committee but, without further approval by the shareholders of the Company, no such amendment may (i) increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards or increase the number of shares which may be granted to any participant in any calendar year or (ii) otherwise cause Rule 16b-3 to cease to be applicable to the 1998 Option Plan.

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1998 Option Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     In general: (i) no income will be recognized by an optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the Optionee's alternative minimum tax, if any, the difference between the fair market value of the shares of Common Stock at exercise and the option exercise price constitutes an item of adjustment. If shares of Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any nonrestricted shares of Common Stock, received pursuant to the exercise. A recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. No income generally will be recognized upon the grant of Deferred Shares. The recipient of a grant of Deferred Shares generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of Common Stock on the date that the Deferred Shares are transferred to him or her, reduced by any amount paid by him or her, and the capital gains or loss holding period for the Deferred Shares will also commence on that date.

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation and (ii) any applicable reporting obligations are satisfied.

     The total number of stock options or other awards that will be granted under the 1998 Option Plan in the future is not determinable at this time. The 1998 Option Plan is not intended to be the exclusive means by which the Company may grant equity-based incentive awards, and the adoption thereof will in no way limit the ability of the Company to grant equity-based awards outside the 1998 Option Plan.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                                 ITEM NO. 3:

         APPROVAL OF 1998 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

     The affirmative vote of a majority of the shares of Common Stock present and voting on such matter is necessary for the approval of the 1998 Stock Option Plan for Nonemployee Directors.

     Outside Directors are entitled to participate in the Company's 1998 Stock Option Plan for Nonemployee Directors (the "1998 Director Plan"). The 1998 Director Plan was adopted by the Company effective as of November 18, 1998, subject to the approval of its adoption by the stockholders of the Company, and will replace the 1991 Plan.

     The 1998 Director Plan is administered by the full Board. The Board has the power to interpret the 1998 Director Plan, to determine all questions thereunder and to adopt and amend rules and regulations for the administration of the 1998 Director Plan, except that the Board has no authority, discretion or power to determine the number or timing of options to be granted under the 1998 Director Plan.

     Subject to adjustment as described below, the number of shares of Common Stock issued or transferred, plus the number of shares covered by outstanding options, under the 1998 Director Plan may not exceed 425,000 (including any shares remaining under the 1991 Plan). Shares of Common Stock covered by an option which is cancelled or terminated will again be available to be issued or to be the subject of a stock option granted under the 1998 Director Plan. The Board will make or provide for adjustments to the maximum number of shares issuable pursuant to the 1998 Director Plan, the number and kind of shares of Common Stock or other securities that are covered by outstanding options or will be covered by the future options, and the exercise price applicable to outstanding options as the Board determines to be equitably required to prevent dilution or expansion of the rights of optionees which would otherwise result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event (any such transaction or event, an "Antidilution Event") which the Board determines has or may have an effect similar to any of the foregoing.

     Effective as of November 18, 1998, each individual who was then an Outside Director was granted options to purchase 55,000 shares of Common Stock, subject to the approval of the adoption of the 1998 Director Plan by the stockholders of the Company. Thereafter, commencing with the annual meeting of the Company's stockholders in January 2000, each individual who is an Outside Director upon the adjournment of an annual meeting of the Company's stockholders will be granted options to purchase 10,000 shares of Common Stock, effective as of the date of such annual meeting. All of the options granted under the 1998 Director Plan will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. For purposes of the 1998 Director Plan and the Company's 1998
Option Plan, "fair market value" is the closing sale price of the shares of Common Stock as reported on the NASDAQ National Market system on the date an option is granted or, if there were no sales on such date, on the most recent preceding date on which sales occurred. Options granted under the 1998
Director Plan will become exercisable in full upon the earliest to occur of
(i) the ninth anniversary of the date of grant, (ii) the first date after the date of grant on which the fair market value of the Common Stock (as adjusted to reflect any Antidilution Event) equals or exceeds $25.00 per share, (iii) the date of the Outside Director's death or disability (as defined in the 1998 Director Plan), and (iv) the effective date of a change in control of the Company (as defined in the 1998 Director Plan), provided, in each case, that the Outside Director remains in continuous service with the Company until such date.

     The exercise price of stock options granted under the 1998 Director Plan may be paid in cash, nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee or a combination thereof. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Shares of Common Stock issued pursuant to the 1998 Director Plan may be authorized but unissued shares or treasury stock. Fractional shares will not be issued in connection with the exercise of a stock option, and cash in lieu thereof will be paid by the Company. No option granted under the 1998 Director Plan may be exercised more than 10 years from the date of grant. Options are not be transferable other than (i) by will or the laws of descent or distribution, (ii) to one or more members of the Outside Director's immediate family, or (iii) to a trust established for the benefit of the Outside Director and/or one or more members of his or her immediate family. In addition, options may not be exercised during an Outside Director's lifetime except by (i) the Outside Director, (ii) a permitted transferee of the Outside Director, or (iii) in the event of the legal incapacity of the Outside Director or any such transferee, by the guardian or legal representative of the Outside Director or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision.

     The Board may at any time amend or terminate the 1998 Director Plan. Notwithstanding the foregoing, (i) except for the adjustments described above, without the approval of the stockholders of the Company, no such amendment may increase the maximum number of shares covered by the 1998 Director Plan or cause the 1998 Director Plan or any grant made pursuant thereto to cease to satisfy any applicable condition of Rule 16b-3; and (ii) no amendment or termination will adversely affect any outstanding award without the consent of the director holding such award.

     In general, (i) no income will be recognized by an optionee at the time an option is granted and (ii) at the time of exercise of an option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise. To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

     Options under the 1998 Director Plan will be granted automatically. The number of options to be granted will depend on the number of Outside Directors elected to the Board and the timing of any such election. No options may be granted under the 1998 Director Plan after the tenth anniversary of its effective date.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

     The following is a list of the Company's executive officers, their ages, positions, and offices as of August 31, 1998. The principal business address for each of the executive officers is P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

     ANTHONY J. FANT. Mr. Fant became Chief Executive Officer of the Company in November 1998. Mr. Fant has been a director, President and Chief Executive Officer of Fant Broadcasting Company (including, for these purposes, various affiliated companies engaged primarily in television and radio broadcasting) since 1986. From 1986 to 1996, Fant Broadcasting Company acquired, built or managed a number of television and radio stations. From 1993 to 1996, a total of eight television and radio properties were purchased in seven states. Each of the eight properties has been sold for aggregate proceeds in excess of $53 million. Mr. Fant currently owns a number of businesses in diverse industries. He is 38 years old.

     DONALD R. REYNOLDS. Mr. Reynolds joined the Company in March 1998 as Executive Vice President and was appointed President in April 1998. Before joining the Company, he was employed with BF Goodrich in senior executive positions in product engineering, marketing and business unit management, and most recently as Business Unit Director for a business unit having approximately $30 million in revenues. This business unit designed and manufactured high technology products (sensors, electronics, software) for the aerospace industry. He is 40 years old.

     JERALD H. MORTENSON. Mr. Mortenson joined the Company in March 1990 and currently serves as its Vice President of Finance and Administration, Chief Financial Officer, and Treasurer. Before joining the Company, he was employed for ten years with CTS Fabri-tek, first as Chief Financial Officer and the last five years as Group President. He is 64 years old.

     DALE A. NORDQUIST. Mr. Nordquist joined the company in July 1981 as Western Regional Manager. He has served as Vice President of Sales and Marketing since December 1986. He is 44 years old.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer and the other executive officers whose total annual compensation for fiscal 1998 (based on salary and bonus) exceeded $100,000 (the "Named Executive Officers") and Donald R. Reynolds. Mr. Fant became Chief Executive Officer in November 1998 and was not an employee of the Company prior to such appointment.

        NAME AND           FISCAL          ANNUAL             LONG-TERM            OTHER
   PRINCIPLE POSITION       YEAR        COMPENSATION         COMPENSATION       COMPENSATION
-----------------------    ------   ---------------------   --------------      ------------
                                      SALARY       BONUS    AWARDS/OPTIONS
                                    ----------    -------   --------------
 Eugene W. Courtney,        1998      $174,035          0       90,000           $842,274 (1)
 Chief Executive
 Officer (through
 fiscal 1998)

                            1997       164,900    $42,606         --                4,727 (2)

                            1996       157,734     41,012         --                4,496 (2)


 Jerald H. Mortenson,       1998      $122,856          0       60,000           $476,052 (3)
 Chief Financial
 Officer

                            1997       116,422    $20,052         --                3,778 (2)

                            1996       111,348     19,301         --                3,369 (2)


 Dale A. Nordquist,         1998      $101,874    $11,169       52,500           $495,493 (4)
 Vice-President of
 Sales

                            1997        96,546     30,128         --                3,778 (2)

                            1996        92,334     21,522         --                3,249 (2)


 Donald R. Reynolds         1998       $55,734 (5)      0       52,500           $118,519 (6)
 President

(1) Consists of Company matching contributions to 401(k) plan in the amount of $4,861 and a cash payment in the amount of $837,413 upon the change in control described above pursuant to the provisions of the 1989 Omnibus Stock Compensation Plan (the "1989 Plan"). Under the 1989 Plan, upon a change of control (as defined in the Plan), all options granted under the Plan become fully exercisable and vested, and the value of outstanding options are cashed out on the basis of the difference between the change of control price and the exercise price of each option. The change of control price was the $9.00 per share price of the Fant Industries Inc. tender offer. Upon such payment, all 195,000 options held by Mr. Courtney were cancelled.

(2)  Consists solely of Company matching contributions to 401(k) plan.

(3) Consists of Company matching contributions to 401(k) plan in the amount of $3,527 and a cash payment in the amount of $472,525 upon the change in control described above pursuant to the provisions of the 1989 Plan. Upon such payment, all 110,000 options held by Mr. Mortenson were cancelled.

(4) Consists of Company matching contributions to 401(k) plan in the amount of $3,787 and a cash payment in the amount of $491,706 upon the change in control described above pursuant to the provisions of the 1989 Plan. Upon such payment, all 114,500 options held by Mr. Nordquist were cancelled.

(5)  Compensation from March 30, 1998 (date of hire).

(6) Consists of a cash payment in the amount of $118,519 upon the change in control described above pursuant to the provisions of the 1989 Plan. Upon such payment, all 52,500 options held by Mr. Reynolds were cancelled.

OPTIONS GRANTED DURING FISCAL 1998

     The following table sets forth certain information regarding grants of stock options to the Named Executive Officers and Mr. Reynolds during fiscal 1998 pursuant to the 1989 Plan. No stock appreciation rights were granted during fiscal 1998.

                                               % OF TOTAL
                                                OPTIONS
                                                GRANTED TO      EXERCISE
                                OPTIONS         EMPLOYEES         PRICE     EXPIRATION
       NAME                     GRANTED       IN FISCAL 1998    ($/SHARE)      DATE
 ------------------           -----------     --------------    ---------   ----------
 Eugene W. Courtney            30,000(1)               5.5        $4.030      12/22/07
                               90,000(2)              16.5        $4.925       1/22/08

 Jerald H. Mortenson           20,000(3)               3.7        $4.030      12/22/07
                               60,000(4)              11.0        $4.925       1/22/08

 Dale A. Nordquist             17,500(5)               3.2        $4.030      12/22/07
                               52,500(6)               9.6        $4.925       1/22/08

 Donald R. Reynolds            52,500(7)               9.6       $6.7425       3/30/08

(1) These options were granted to Mr. Courtney on December 22, 1997 and were scheduled to vest and become exercisable on December 22, 1998. These options became fully vested and exercisable upon the change of control described above and were cashed out and cancelled in August 1998.

(2) These options were granted to Mr. Courtney on January 22, 1998 and were scheduled to vest and become exercisable one-third on each of the first three anniversaries of the date of grant. These options became fully vested and exercisable upon the change of control described above and were cashed out and cancelled in August 1998.

(3) These options were granted to Mr. Mortenson on December 22, 1997 and were scheduled to vest and become exercisable on December 22, 1998. These options became fully vested and exercisable upon the change of control described above and were cashed out and cancelled in August 1998.

(4) These options were granted to Mr. Mortenson on January 22, 1998 and were scheduled to vest and become exercisable one-third on each of the first three anniversaries of the date of grant. These options became fully vested and exercisable upon the change of control described above and were cashed out and cancelled in August 1998.

(5) These options were granted to Mr. Nordquist on December 22, 1997 and were scheduled to vest and become exercisable on December 22, 1998. These options became fully vested and exercisable upon the change of control described above and were cashed out and cancelled in August 1998.

(6) These options were granted to Mr. Nordquist on January 22, 1998 and were scheduled to vest and become exercisable one-third on each of the first three anniversaries of the date of grant. These options became fully vested and exercisable upon the change of control described above and were cashed out and cancelled in August 1998.

(7) The options granted to Mr. Reynolds were granted on March 30, 1998. These options were scheduled to vest and become exercisable one-third on each of the first three anniversaries of the date of grant. These options became fully vested and exercisable upon the change of control described above and were cashed out and cancelled in August 1998.

AGGREGATED OPTION EXERCISES DURING FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

     There were no options exercised by the Named Executive Officers and Mr. Reynolds during fiscal 1998. At fiscal year end, none of the Named Executive Officers and Mr. Reynolds held any options. All options were cashed out and cancelled in August 1998 upon the change in control described above pursuant to the 1989 Plan. See the "Summary Compensation Table" above for the value realized by the Named Executive Offers and Mr. Reynolds upon the cash out of the options. The Company does not have any outstanding stock appreciation rights.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into agreements regarding employment/compensation upon change in control (the "Agreements") with each of the Named Executive Officers (other than Mr. Fant) and Mr. Reynolds. The Agreements are operative only upon the occurrence of certain changes in control of the Company. Absent a change in control, the Agreements do not require the Company to retain the executive officers or to pay them any specified level of compensation or benefits. Each Agreement provides that if, within 24 months following a change in control, the executive officer's employment is terminated by the Company other than for cause, on account of the death, disability, or retirement of the executive, or voluntarily by the executive (other than voluntary terminations following events that constitute "good reason" as defined in the Agreements, including compensation reductions, demotions, relocations), the executive is entitled to receive a lump sum severance payment. The amount of the lump sum severance payment is equal to two times the executive's "annualized includable compensation for the base period" as defined in Section 280G(d) of the Code. The Agreements also allow the executive to continue his participation in certain insurance and other benefit plans of the Company for a period of two years following the date of his termination. If a change in control of the Company had occurred, including the change of control that occurred in August 1998 as described herein, and resulted in the termination of such executives, giving rise to payments under these Agreements as of August 31, 1998, the approximate amounts payable to them would be as follows: Mr. Mortenson, $441,000, Mr. Nordquist, $330,000, and Mr. Reynolds, $292,000. In the case of Mr.
Courtney, the Company entered into an amended and restated agreement with him on November 20, 1998 pursuant to which the Company will pay him $540,000 over a two-year period. This agreement replaces all previously existing employment or change of control agreements between the Company and Mr. Courtney, including those relating to salary, bonuses, insurance and all other such benefits. This agreement also requires Mr. Courtney to provide consulting and advisory services to the Company over a six-month period.

COMPENSATION PLANS

     1998 Option Plan. The Company's 1998 Stock Option Plan (the "1998 Option Plan") is designed to attract and retain qualified officers, directors and other key employees of, and consultants to, the Company. The 1998 Option Plan authorizes the grant of options to purchase shares of Common Stock ("Option Rights"), stock appreciation rights ("Appreciation Rights"), restricted shares ("Restricted Shares") and deferred shares ("Deferred Shares"). The Compensation Committee administers the 1998 Option Plan and determines to whom Option Rights, Appreciation Rights, Restricted Shares and Deferred Shares are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof. The 1998 Option Plan was adopted by the Company effective as of November 18, 1998, subject to the approval of its adoption by the stockholders of the Company.

     Subject to adjustment as provided in the 1998 Option Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan may not in the aggregate exceed 400,000 shares, which may be shares of original issuance or treasury shares or a combination thereof. Officers, including officers who are members of the Board, and other key employees of, and consultants to, the Company and its subsidiaries may be selected by the Compensation Committee to receive benefits under the 1998 Option Plan.

     The Compensation Committee may grant Option Rights that entitle the optionee to purchase shares of Common Stock at a price not less than fair market value on the date of grant, and the exercisability of Option Rights may be conditioned on the achievement of specified performance objectives ("Management Objectives"). Subject to adjustment as provided in the 1998 Option Plan, no participant may be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. The Compensation Committee may provide that the option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee, (iii) with any other legal consideration the Compensation Committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Any grant may provide for automatic grant of reload option rights upon the exercise of Option Rights, including reload option rights, for shares of Common Stock or any other noncash consideration authorized under the 1998 Option Plan, except that the term of any reload option right will not extend beyond the term of the Option Right originally exercised. Option Rights granted under the 1998 Option Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, or Option Rights that are not intended to so qualify. Any grant may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price. No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with, or continuous engagemet of consulting services by, the Company or any subsidiary that is necessary and/or the individual or aggregate Management Objectives that must be satisfied before the Option Rights will become exercisable.
Each grant also may provide for the earlier exercise of the Option Rights in the event of a change of control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

     Appreciation Rights granted under the 1998 Option Plan may be either free-standing Appreciation Rights or Appreciation Rights that are granted in tandem with Option Rights. An Appreciation Right represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100%, between the base price per share of Common Stock in the case of a free-standing Appreciation Right, or the option price of the related Option Right in the case of a tandem Appreciation Right, and the fair market value of the Common Stock on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must specify a base price, which may be equal to or greater or less than the fair market value of a share of Common Stock on the date of grant, must specify the period of continuous employment, or continuous engagement of consulting services, that is necessary and/or the individual or aggregate Management Objectives that must be satisfied before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other similar transaction or event) and may not be exercised more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof and may either (i) grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives or (ii) preclude the right of the participant to receive, and the Company to issue, Common Stock or other equity securities in lieu of cash. In addition, any grant may specify that the Appreciation Right may be exercised only in the event of a change in control of the Company. Subject to adjustment as provided in the 1998 Option Plan, no participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. The Compensation Committee may condition the award of Appreciation Rights on the achievement of one or more Management Objectives and may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

     An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares on the date of grant, as the Compensation Committee may determine. The Compensation Committee may condition the award on the achievement of specified Management Objectives. Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or other salaried employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

     An award of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the Deferral Period (as defined in the 1998 Option
Plan) as the Compensation Committee may specify. During the Deferral Period, the participant has no right to transfer any rights covered by the award and no right to vote the shares covered by the award. On or after the date of any grant of Deferred Shares, the Compensation Committee may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional shares of Common Stock. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares on the date of grant. Deferred Shares must be subject to a Deferral Period, as determined by the Compensation Committee on the date of grant, except that the Compensation Committee may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event. The Compensation

Committee may condition the award of Deferred Shares on the achievement of one or more Management Objectives.

     No Option Right or Appreciation Right is transferable by a participant except (i) by will or the laws of descent and distribution, (ii) to one or more members of the participant's immediate family, or (iii) to a trust established for the benefit of the participant and/or one or more members of the participant's immediate family. In addition, Option Rights and Appreciation Rights may not be exercised during a participant's lifetime except by (i) the participant, (ii) a permitted transferee of the Participant, or (iii) in the event of the legal incapacity of the participant or any such transferee, by the guardian or legal representative of the participant or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision. The Compensation Committee may specify at the date of grant that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or are to be no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the 1998 Option Plan with respect to Restricted Shares, are subject to further restrictions on transfer.

     The maximum number of shares that may be issued or transferred under the 1998 Option Plan, the number of shares covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto, and the number of shares covered by outstanding grants of Deferred Shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Compensation Committee may in its discretion provide in substitution for any or all outstanding awards under the 1998 Option Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan and the number of shares permitted to be covered by Option Rights and Appreciation Rights, granted to any one participant during any calendar year.

     The Compensation Committee must consist of not less than two nonemployee directors who are "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. In connection with its administration of the 1998 Option Plan, the Compensation Committee is authorized to interpret the 1998 Option Plan and related agreements and other documents. The Compensation Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 1998 Option Plan and may condition the grant of awards on the surrender or deferral by the participant of the participant's right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant. The 1998 Option Plan may be amended from time to time by the Compensation Committee but, without further approval by the shareholders of the Company, no such amendment may (i) increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards or increase the number of shares which may be granted to any participant in any calendar year or (ii) otherwise cause Rule 16b-3 to cease to be applicable to the 1998 Option Plan.

     The total number of stock options or other awards that will be granted under the 1998 Option Plan in the future is not determinable at this time. The 1998 Option Plan is not intended to be the exclusive means by which the Company may grant equity-based incentive awards, and the adoption thereof will in no way limit the ability of the Company to grant equity-based awards outside the 1998 Option Plan.

                                OTHER MATTERS

     The Board does not intend to present any business to the meeting other than as specifically set forth in the Notice of Annual Meeting of Shareholders and currently knows of no other business to come before the meeting. If any other matters are properly brought before the meeting, the Proxies will vote on such matters in accordance with their judgment of the best interests of HEI.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     On September 3, 1998, PricewaterhouseCoopers LLP resigned as independent accountants for the Company. During the two most recent years and through the date of resignation, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. PricewaterhouseCoopers LLP's report on the Company's consolidated financial statements for any of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     On September 25, 1998, the Company selected KPMG Peat Marwick LLP, upon the approval of the Board, to be its independent accountants for fiscal 1998 and 1999. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals by shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by HEI at its principal executive offices no later than August 5, 1999.

AVAILABILITY OF REPORT ON FORM 10-KSB

     The Company's 1998 Report on Form 10-KSB may be obtained by writing to HEI Shareholder Relations, P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

By Order of the Board of Directors

/s/ Jerald H. Mortenson
-----------------------------
Jerald H. Mortenson
Corporate Secretary


Dated: December 4, 1998

                                  HEI, INC.
                    PROXY FOR ANNUAL SHAREHOLDERS MEETING
                               JANUARY 20, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Jerald H. Mortenson and Donald R. Reynolds as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of HEI, Inc., held of record by the undersigned on November 23, 1998, at the Annual Meeting of Shareholders to be held at 3:00 p.m., on Wednesday, January 20, 1999 or any adjournment thereof.

     (1)  ELECTION OF DIRECTORS

     / /  FOR all nominees listed below      / /  WITHHOLD AUTHORITY
          (except as marked to the                to vote for ALL
           contrary below)                        nominees below

     Nominees:  Eugene W. Courtney, Anthony J. Fant, Edwin W. Finch, III, David
     W. Ortlieb, Steve E. Tondera, Jr., Mack V. Traynor, III.

     INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW


--------------------------------------------------------------------------------


     (2)  APPROVAL of 1998 Stock Option Plan

     / /  FOR       / /  AGAINST        / /  ABSTAIN

     (3)  APPROVAL of 1998 Stock Option Plan for Nonemployee Directors

     / /  FOR       / /  AGAINST        / /  ABSTAIN

     (4) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS (2) AND (3).

     PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     Dated:                                  Signed:
           -----------------------------            ----------------------------
     Signed:
            ----------------------------

PLEASE SIGN ABOVE EXACTLY AS NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC. SHOULD SO INDICATE WHEN SIGNING. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.